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                                IMAX CORPORATION
                                  EXHIBIT 10.14
                              EMPLOYMENT AGREEMENT

         This Employment Agreement dated and effective as of May 17, 1999 (the "Agreement"), is made between

IMAX LTD.
a corporation organized
under the laws of Ontario
(hereinafter referred to as the "Company")

                                                            OF THE FIRST PART

And

IMAX CORPORATION
a corporation organized
under the laws of Canada
(Imax Corporation, together with all its subsidiaries and affiliates are hereinafter referred to as "Imax")

                                                            OF THE SECOND PART

And

ROBERT D. LISTER
of the Town of Scotch Plains in the
State of New Jersey
(hereinafter referred to as the "Executive")

                                                            OF THE THIRD PART

         WHEREAS, the Company wishes to enter into this Agreement to engage the Executive to provide services to the Company, and the Executive wishes to be so engaged, pursuant to the terms and conditions hereinafter set forth;

         AND WHEREAS the Executive is engaged to provide services to the Company as its Senior Vice President, Legal Affairs and General Counsel;

         NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth, the parties hereto agree as follows:

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1.       EMPLOYMENT AND DUTIES

1.1 Employment. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to serve, as Senior Vice President, Legal Affairs and General Counsel of the Company, upon the terms and conditions herein contained. The Executive's primary responsibilities shall be to organize and manage the legal affairs generally of the Company and to perform such other duties commensurate with his position with the Company as are reasonably designated by the senior operating officer of the Company, which position is currently held by the Co-Chief Executive Officers of the Company. The Executive shall serve at all times as the Company's chief legal officer and all members of the Company's Legal Department shall report, directly or indirectly, to the Executive. The Executive agrees to serve the Company faithfully and to the best of his ability under the direction of the senior operating officer of the Company. The Executive shall report to the senior operating officer of the Company on substantially all of his activities. During his employment, the Executive will be appointed as an Officer of Imax Corporation, although he will not be employed by that entity.

1.2 Exclusive Services. Except as may otherwise be approved in advance by the senior operating officer of the Company, the Executive shall devote his full working time throughout the Employment Term (as defined in Section 1.3) to the services required of him hereunder. The Executive shall render his services exclusively to the Company and its subsidiaries and affiliates during the Employment Term, and shall use his best efforts, judgment and energy to improve and advance the business and interests of the Company in a manner consistent with the duties of his position.

1.3 Term of Employment. The Executive's employment under this Agreement shall commence on the date hereof (the "Commencement Date") and shall terminate on the earlier of (i) the second anniversary of the Commencement Date, or (ii) termination of the Executive's employment pursuant to this Agreement. The period commencing as of the Commencement Date and ending on the second anniversary of the Commencement Date or such later date to which the term of the Executive's employment under this Agreement shall have been extended is hereinafter referred to as the "Employment Term".

1.4 Place of Employment. During the Employment Term the Executive will, subject to work-related travel, principally work at the Company's offices in New York City and, as requested or as required by circumstance, at the offices of the Company in Mississauga and Los Angeles. The Executive shall spend the balance of his working time in such location or locations as are necessary and appropriate for the performance of the duties of the Executive, subject to the direction of the senior operating officer of the Company.

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1.5      Reimbursement of Expenses. The Company shall reimburse the Executive for reasonable travel and other business expenses incurred by him in the fulfilment of his duties hereunder in accordance with Company practices consistently applied.

2.       COMPENSATION

2.1 Base Salary. During his employment under this Agreement, the Executive shall be paid a base salary ("Base Salary") of no less than US$ 200,000 subject to annual review. The Executive shall be paid no less frequently than monthly in accordance with the Company's payroll practices.

2.2 Bonus. In addition to the Base Salary, during the Employment Term the Executive shall be entitled to participate in the management bonus plan of the Company which applies to senior executives of the Company. The Executive shall participate in that plan on the basis that the target annual bonus pool eligibility of the Executive shall be 30% of his Base Salary in any year, which will entitle the Executive to earn a bonus, according to the terms of the bonus plan, of up to 45% of his Base Salary. Notwithstanding the foregoing, the bonus to be paid to the Executive in respect of 1999 shall be not less than US$ 38,100 (the "Guaranteed Bonus"), which shall be paid at the time bonuses are scheduled to be paid to other senior managers participating in the plan. The Executive acknowledges that the said bonus plan may be changed from time to time by the Company without notice to or any requirement to obtain the consent of the Executive and without the Executive having any claim against the Company with respect to any changes thereto, including any claims of Constructive Dismissal. Following any changes to the said plan, the Executive will be given notice of the changes in the same manner as are other executives of the Company of the Executive's stature. Any annual bonus will be prorated for any part calendar year of employment hereunder.

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2.3      Stock Options. Effective as soon as is practicable after the
Commencement Date, the Executive shall be granted non-qualified options (the "Options") to purchase 25,000 shares of common stock of Imax Corporation (the "Common Shares"), at an exercise price per Common Share equal to the Fair Market Value, as defined in Imax Corporation's Amended Stock Option Plan (the "Option Plan"). Twenty percent (20%) of the Options shall vest and become exercisable on each of the first five anniversary dates of the grant date. Effective on the first anniversary of the Commencement Date, the Executive shall be granted non-qualified options to purchase at least 15,000 Common Shares at an exercise price per Common Share equal to the Fair Market Value on that date and subject to a five year, 20% per annum vest schedule. The options granted hereunder shall be subject to the terms and conditions of the Option Plan and the stock option agreements to be entered into between the Company and the Executive as of the applicable date of grant pursuant to, and in accordance with, the terms of the Option Plan; provided, however that any of the said options, together with all other options granted to the Executive under Imax Corporation's Option Plan, which are not yet exercisable shall become immediately exercisable in the event of both of (a) a change in control of the Company i.e. any person, or group of persons acting in concert, other than Bradley J. Wechsler and Richard L. Gelfond, acquiring greater than fifty percent (50%) of the outstanding common shares of Imax Corporation, whether by direct or indirect acquisition or as a result of a merger or reorganization and (b) the occurrence of one or more of the following: (i) Bradley J. Wechsler and Richard L. Gelfond cease to be Co-Chief Executive Officers of the Company; (ii) the Executive's termination from the Company Without Cause; (iii) the diminution of the Executive's title and/or responsibilities;or (iv) the Executive being asked to relocate more than 30 miles from his then current office in New York.

3.       EXECUTIVE BENEFITS

3.1 General. The Executive shall, during the Employment Term, receive Executive benefits including vacation time, medical benefits, disability and life insurance, all at least consistent with those established by the Company for its other key executives at a level commensurate with that of the Executive. Without limitation, however, the Executive shall be entitled to the following benefits:

         (i) the greater of: four (4) weeks' paid vacation, or the amount of paid vacation to which the Executive is entitled in accordance with the Company's vacation policy, throughout the Employment Term;

         (ii) such audio/visual, computer, fax, cellular telephone and other like equipment as may be necessary in connection with the performance of the Executive's responsibilities shall be made available to the Executive;

         (iii) a monthly automobile allowance of US$ 850.00, together with all associated operating expenses and parking garage expenses (which allowance can, in total or a portion thereof, at Executive's option, be taken as additional compensation);

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         (iv)     a full time administrative assistant located in the New York offices of the Company; and

         (v)      an office at the Company's Headquarters in Mississauga.

4.       TERMINATION OF EMPLOYMENT

                  Definitions. As used in this Article 4, the following terms have the following meanings:

(a) "Termination Payment" means each of the following amounts to the extent that such amounts are due to be paid to and including the date upon which the Executive's employment is terminated (i) Base Salary and automobile allowance, (ii) unreimbursed business expenses as outlined in Section 1.5, (iii) any amounts to be paid pursuant to the terms of any benefit plans of the Company in which the Executive participates or pursuant to any policies of the Company applicable to the Executive, including the management bonus plan referred to in
Section 2.2, calculated up to and including such date; and (iv) any outstanding vacation pay calculated up to and including such date.

(b) "Without Cause" means termination of the Executive's employment by the Company other than for Cause (as defined in Section 4.2), death or disability (as set forth in Section 5).

4.1      Termination Without Cause

4.1.1 General. Subject to the provisions of Sections 4.1.2, 4.1.3 and 6, if, prior to the expiration of the Employment Term, the Executive's employment is terminated by the Company Without Cause, the Company shall pay the Termination Payment then due to be paid within 30 days of the date of termination and shall continue to pay the Executive the Base Salary, automobile allowance and Executive's target bonus (the "Target Bonus") (on a prorated basis) pursuant to the terms of the management bonus plan referred to in Section 2.2, for the remainder of the Employment Term (such period being referred to hereinafter as the "Severance Period"), either at such intervals as the same would have been paid had the Executive remained in the active service of the Company including the applicable portion of the Target Bonus, or, at the option of the Company, by immediate payment to the Executive of the remaining Base Salary, automobile allowance and Target Bonus which would be payable during the Severance Period, provided however that the Severance Period shall be a minimum of six months in duration. Upon such termination, the Executive shall also be entitled to continue to receive his employment benefits referred to in Section 3.1 at the Company's expense (to the extent paid for by the Company as at the date of termination) and subject to the consent of the applicable insurers.

The Executive agrees that the Company may deduct from any payment of Base Salary to be made during the Severance Period the benefit plan contributions which are to be made by the

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Executive during the Severance Period in accordance with the terms of all benefit plans for the minimum period prescribed by law. The Executive shall have no further right to receive any other compensation or benefits after such termination of employment except as are necessary under the terms of the Executive benefit plans or programs of the Company or as required by applicable law. Payment of Base Salary, automobile allowance and Target Bonus and the continuation of the aforementioned Executive benefits during the Severance Period as outlined above shall be deemed to include all termination and severance pay to which the Executive is entitled pursuant to applicable statute law and common law. The date of termination of employment Without Cause shall be the date specified in a written notice of termination to the Executive and does not include the Severance Period.

4.1.2 Fair and Reasonable The parties confirm that notice and pay in lieu of notice provisions contained in Subsection 4.1.1 are fair and reasonable and the parties agree that upon any termination of this Agreement Without Cause, the Executive shall have no action, cause of action, claim or demand against the Company or Imax or any other person as a consequence of such termination other than to enforce Section 4.1.1.

4.1.3 Conditions Applicable to the Severance Period. If, during the Severance Period, the Executive breaches his obligations under Article 7 of this Agreement, the Company may, upon written notice to the Executive, terminate the Severance Period and cease to make any further payments or provide further benefits as described in Section 4.1.1.

4.2 Termination for Cause; Resignation. At any time prior to the expiration of the Employment Term the Executive's employment may be terminated by the Company immediately upon notice for Cause. If, prior to the expiration of the Employment Term, the Executive's employment is terminated by the Company for Cause, or the Executive resigns from his employment hereunder, the Executive shall only be paid, within 15 days of the date of such termination or resignation, the Termination Payment, then due to be paid. The Executive shall have no further right to receive any other compensation or benefits after such termination or resignation of employment, except as determined in accordance with the terms of the Executive benefit plans or programs of the Company. The date of termination for Cause shall be the date specified in a written notice of termination to the Executive, which notice shall set forth the basis for the termination. The date of resignation shall be sixty (60) days following the date or receipt of notice of resignation from the Executive to the Company.

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4.3      Cause. Termination for "Cause" shall mean termination of the
Executive's employment because of:

         (i) the cessation of the Executive's ability to work legally in the United States or Canada other than for reasons not within the Executive's reasonable control;

         (ii) any act or omission that constitutes a material breach by the Executive of any of his obligations under this Agreement, which breach has not been remedied within thirty (30) days after written notice specifying such breach has been given to the Executive by the Company;

         (iii) the continued failure or refusal of the Executive to perform the duties reasonably required of him as Senior Vice President, Legal Affairs and General Counsel;

         (iv) any material violation by the Executive of any Canadian or United States federal, provincial, state or local law or regulation applicable to the business of the Company or Imax, which violation is injurious to the financial condition or business reputation of the Company or Imax, or the Executive's conviction of a felony or commission of an indictable offense for which he is not pardoned, or any perpetration by the Executive of a common law fraud;

         (v) any other action by the Executive which is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company or Imax, or which results in a violation by the Company or Imax of any Canadian or United States federal, provincial, state or local law or regulation applicable to the business of the Company or Imax, which violation is injurious to the financial condition or business reputation of the Company or Imax.

4.4 General Upon any termination of the Executive's employment, the Executive will immediately cease to be an Officer of the Company and Imax Corporation and will sign appropriate forms of resignation indicating this.

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5.       DEATH OR DISABILITY

                  In the event of termination of employment by reason of death or Permanent Disability (as hereinafter defined), the Executive (or his estate, as applicable) shall be paid the Termination Payment then due to be paid within 30 days of the date of such termination of employment. Both the employment of the Executive and the entitlement of the Executive to be paid amounts under
Section 4.1.1, in respect of the Severance Period, shall terminate immediately and without notice upon his death or upon his Permanent Disability (as hereinafter defined). Any benefits thereafter shall be determined in accordance with the benefit plans maintained by the Company, and the Company shall have no further obligation hereunder. For purposes of this Agreement, "Permanent Disability" means a physical or mental disability or infirmity of the Executive that prevents the normal performance of substantially all his duties under this Agreement as an Executive of the Company, which disability or infirmity shall exist for any continuous period of 180 days. The parties agree that such Permanent Disability cannot be accommodated short of undue hardship.

6.       MITIGATION

                  Subject to Section 7.1 and 7.2, the Executive shall be required to mitigate the amount of any payment provided for in Section 4.1.1 (other than the Termination Payment) by seeking other employment or remunerative activity reasonably comparable to his duties hereunder, and, upon Executive's obtaining such other employment or remunerative activityany payment to be made by the Company under Section 4.1.1 (other than the Termination Payment) will be reduced by a total of one-half (1/2) of the amount of such payment prior to the Executive's obtaining new employment or remunerative activity. The Executive shall be required as a condition of any payment under Section 4.1.1 (other than the Termination Payment) promptly to disclose to the Company any such mitigation compensation.

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7.       NON-SOLICITATION, CONFIDENTIALITY, NON-COMPETITION

7.1 Non-solicitation. For so long as the Executive is employed by the Company or receiving payment hereunder and continuing for two years thereafter, notwithstanding whether the Executive's employment is terminated with or without Cause or whether the Executive resigns, the Executive shall not, without the prior written consent of the Company and Imax, directly or indirectly, for the Executive's own benefit or the benefit of any other person, whether as a sole proprietor, member of a partnership, stockholder or investor (other than a stockholder or investor owning not more than a 5% interest), officer or director of a corporation, or as a trustee, executive, associate, consultant, principal or agent of any person, partnership, corporation or other business organization or entity other than the Company or Imax: (x) solicit or endeavour to entice away from Imax, any person or entity who is, or, during the then most recent 12-month period, was employed by, or had served as an agent or consultant of, the Company and/or Imax; or (y) solicit, endeavour to entice away or gain the custom of, canvass or interfere in the Company's and/or Imax's relationship with any person or entity who is, or was within the then most recent 12-month period, a supplier, customer or client (or reasonably anticipated to become a supplier, customer or client) of the Company and/or Imax and with whom the Executive had dealings during his employment with the Company. The Executive confirms that all restrictions in this Section are reasonable and valid and waives all defences to the strict enforcement thereof.

7.2 Non-Competition For so long as the Executive is employed by the Company or receiving payment hereunder and continuing for a period of two years after the date of the termination of the employment of the Executive with the Company, notwithstanding whether the Executive's employment is terminated with or without Cause or whether the Executive resigns, the Executive shall not, without the prior written consent of the Company and Imax, directly or indirectly anywhere within Canada, the United States, Europe or Asia, as a sole proprietor, member of a partnership, stockholder or investor (other than a stockholder or investor owning not more than a 5% interest), officer or director of a corporation, or as a trustee, Executive, associate, consultant, principal or agent of any person, partnership, corporation or other business organization or entity other than Imax, render any service to or in any way be affiliated with a competitor (or any person or entity that is, at the time the Executive would otherwise commence rendering services to or become, affiliated with such person or entity, reasonably anticipated to become a competitor) of Imax (a "Competitor"), which is engaged or reasonably anticipated to become engaged in designing or supplying large format theatres, designing or distributing projection or sound systems for large format theatres, designing or supplying motion simulation attractions or producing or distributing films specifically for large format theatres or motion simulation attractions. The Executive confirms that all restrictions in this Section are reasonable and valid and waives all defenses to the strict enforcement thereof.

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7.3      Confidentiality. The Executive covenants and agrees with Imax that he will not at any time during employment hereunder or thereafter, except in performance of his obligations to the Company hereunder or with the prior written consent of the senior operation officer of the Company, directly or indirectly, disclose or use any secret or confidential information that he may learn or has learned by reason of his association with Imax. The term "confidential information' includes information not previously disclosed to the public or to the trade by Imax's management, or otherwise in the public domain, with respect to Imax's products, facilities, applications and methods, trade secrets and other intellectual property, systems, procedures, manuals, confidential reports, product price lists, customer lists, technical information, financial information, business plans, prospects or opportunities, but shall exclude any information which (i) is or becomes available to the public or is generally known in the industry or industries in which Imax operates other than as a result of disclosure by the Executive in violation of his agreements under this Section 7.3 or (ii) the Executive is required to disclose under any applicable laws, regulations or directives of any government agency, tribunal or authority having jurisdiction in the matter or under subpoena or other process of law. The Executive confirms that all restrictions in this Section 7.3 are reasonable and valid and waives all defences to the strict enforcement thereof.

7.4 Exclusive Property. The Executive confirms that all confidential information is and shall remain the exclusive property of Imax. All business records, papers and documents regardless of the form of their records kept or made by Executive relating to the business of Imax shall be and remain the property of Imax, and shall be promptly returned by the Executive to Imax upon any termination of employment.

7.5 Injunctive Relief. Without intending to limit the remedies available to Imax, the Executive acknowledges that a material breach of any of the covenants contained in Article 7 will result in material and irreparable injury to Imax for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, Imax shall be entitled to seek a temporary restraining order and/or a preliminary, interim or permanent injunction restraining the Executive from engaging in activities prohibited by Article 7 or such other relief as may be required specifically to enforce any of the covenants in
Article 7. The Executive waives any defences to the strict enforcement by Imax of the covenants contained in Article 7. If for any reason it is held that the restrictions under Article 7 are not reasonable or that consideration therefor is inadequate, such restrictions shall be interpreted or modified to include as much of the duration and scope identified in Article 7 as will render such restrictions valid and enforceable.

7.6 Representation. The Executive represents and warrants that he is not subject to any non-competition covenant or any other agreement with any party which would in any manner restrict or limit his ability to render the services required of him hereunder.

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8.       MISCELLANEOUS

8.1 Notices. All notices or communications hereunder shall be in writing, addressed as follows:

To the Company:                     Imax Ltd.
                                    2525 Speakman Drive
                                    Mississauga, Ontario
                                    L5K 1B1

                                    Telecopier No:            (905) 403-6468
                                    Attention:                Legal Department

To Imax:                            Imax Corporation
                                    2525 Speakman Drive
                                    Mississauga, Ontario
                                    L5K 1B1

                                    Telecopier No:            (905) 403-6468
                                    Attention:                Legal Department

To the Executive:

                                    Rob Lister
                                    60 Clydesdale Road
                                    Scotch Plains, NJ
                                    07076

                                    Telecopier No:            (908) 322-9034

All such notices shall be conclusively deemed to be received and shall be effective, (i) if sent by hand delivery, upon receipt or (ii) if sent by registered or certified mail, on the fifth day after the day on which such notice is mailed.

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8.2      Severability. Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. The parties agree that Sections 4, 5, 6 and 7 shall survive the termination of this Agreement.

8.3 Assignment. This Agreement shall be binding upon and inure to the benefit of the heirs and representatives of the Executive and the assigns and successors of the Company and Imax, if any are permitted by law and provided that the Company and Imax and its assignee shall each remain liable to the Executive in the event of any assignment, but neither this Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation by the Executive. The Executive expressly agrees that each of Imax and the Company my assigne any of its rights, interest or obligations hereunder to any affiliate of either of them without the consent of the Executive; provide, however, that no such assignment shall relieve the assignor of any of its obligations hereunder.

8.4 Entire Agreement: Amendment. This Agreement represents the entire agreement of the parties and shall supersede any and all previous contracts, arrangements or understandings between the Company and the Executive. This Agreement may only be amended at any time by mutual written agreement of the parties hereto.

8.5 Withholding. The payment of any amount pursuant to this Agreement shall be subject to any applicable withholding and payroll taxes, and such other deductions as may be required under applicable law or the Company's Executive benefit plans, if any.

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8.6      Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein without regard to principles of conflicts of laws.

         IN WITNESS WHEREOF, the Company and the Executive have duly executed and delivered this Agreement as of the 19th day of April, 1999.

                                     IMAX LTD:

                                     By: "John M. Davison"
                                         ---------------------------------------
                                         Name:  John M. Davison
                                         Title: Chief Financial Officer

                                     By: "Mary C. Sullivan"
                                         ---------------------------------------
                                         Name:  Mary C. Sullivan
                                         Title: Vice President,
                                         Human Resources & Administration

                                     IMAX CORPORATION:

                                     By: "John M. Davison"
                                         ---------------------------------------
                                         Name:  John M. Davison
                                         Title: Chief Financial Officer

                                     By: "Mary C. Sullivan"
                                         ---------------------------------------
                                         Name:  Mary C. Sullivan
                                         Title: Vice President,
                                         Human Resources & Administration

SIGNED, SEALED AND DELIVERED         EXECUTIVE:
in the presence of:

"Mary C. Sullivan"                   "Robert D. Lister"
----------------------------         -------------------------------------------
Witness                              Robert D. Lister

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                                      -14-

                                    ADDENDUM

For purposes of clarity and so as to avoid any confusion (and effective as of the Commencement Date), the term "termination Without Cause" as used in this Agreement shall mean termination of the Employee's employment for any reason or for no reason (including, but not limited to, termination of the Employee's employment as a result of the Company's determination not to renew or extend this Agreement), excepting solely a termination for Cause (as defined in Section 4.3) or as a result of the Employee's death or disability (as set forth in
Section 5). Moreover, for additional clarity, the provisions of Section 2.3 of this Agreement shall apply and be effective if the event specified in clause (b) of such Section 2.3 occurs at any time, whether or not the Employment Term has expired, if the Executive's employment with the Company continues until such event.

Initial:            "RLG"             "RDL"